UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 29, 2005
(Date of earliest event reported)

SUNTRON CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE
(State or other jurisdiction of incorporation)

0-49651	86-1038668

(Commission File Number)	(IRS Employer Identification Number)

2401 WEST GRANDVIEW ROAD
PHOENIX, ARIZONA
85023
(Address of Principal Executive Offices)
(Zip Code)

(602) 789-6600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits
SIGNATURE

Item 1.01 Entry into a Material Definitive Agreement.

     On March 29, 2005, the compensation committee of the board of directors of Suntron Corporation (the “Company”) approved a cash bonus plan for 2005 (the “2005 Bonus Plan”) and the Company began communicating the terms of the 2005 Bonus Plan to its senior management on April 8, 2005. The 2005 Bonus Plan is an annual cash bonus plan in which the Company’s senior management may be awarded cash bonuses based on the achievement of financial, customer growth and operational performance goals. Bonuses paid to senior management are based on the Company’s achievement of certain performance metrics, determined using three variables for each performance metric: (1) the participant’s target bonus, which is a percentage of the participant’s annual base salary based on his or her grade in the Company’s compensation structure (a range from 50% to 100% of base salary); multiplied by (2) a payout percentage based on the percentage achievement of the applicable Company performance metric; multiplied by (3) the individual weighting for the applicable Company performance metric.

Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Exhibits. Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNTRON CORPORATION
Date: April 14, 2005	By:	/s/ Peter W. Harper
Peter W. Harper
Chief Financial Officer

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